Exhibit 99.1

Alcoa Corporation Reports Third Quarter 2026 Results

PITTSBURGH--(BUSINESS WIRE)--October 15, 2026--Alcoa Corporation (NYSE: AA; ASX: AAI) (Alcoa or the Company) today reported results for the third quarter 2026, a period that included strong cash generation and continued progress on the Company’s operational and strategic priorities.

Financial Results and Highlights

M, except per share amounts	3Q26	2Q26	3Q25
Revenue	$3,704	$3,966	$2,995
Net income attributable to Alcoa Corporation	$483	$407	$232
Earnings per common share	$1.81	$1.53	$0.88
Adjusted net income (loss) attributable to Alcoa Corporation	$485	$562	$(6)
Adjusted earnings (loss) per common share	$1.82	$2.12	$(0.02)
Adjusted EBITDA excluding special items	$789	$901	$270

•
Generated revenue of $3.7 billion
•
Net income attributable to Alcoa Corporation increased to $483 million, or $1.81 per share
•
Adjusted net income attributable to Alcoa Corporation was $485 million, or $1.82 per share
•
Adjusted EBITDA excluding special items was $789 million
•
Generated $643 million in cash from operations; free cash flow was $472 million
•
Finished the third quarter 2026 with a cash balance of $4.4 billion, including $2.6 billion of financing obtained for the acquisition of South32 Limited’s (South32) interests in its bauxite, alumina, and aluminum assets (referred to as AliGroup)
•
Increased aluminum production for the sixth consecutive quarter; set year-to-date production records at five smelters and one refinery
•
Completed the restart of the Alumar, Brazil smelter
•
Advanced AliGroup acquisition; South32 received shareholder approval on October 15, 2026
•
Entered into definitive sale agreements for portions of the Massena East, New York site, with potential proceeds of up to $315 million

“During the third quarter, we advanced the AliGroup acquisition, delivered improved refinery performance, and increased production across our smelting portfolio,” said Alcoa President and CEO William F. Oplinger. “As we look ahead, we remain focused on strengthening safety performance, sustaining operational stability, and building on this momentum as we work toward closing the AliGroup acquisition in the first half of 2027.”

Third Quarter 2026 Results

•
Production: Alumina production increased 11 percent sequentially to 2.5 million metric tons primarily due to improved stability at the Pinjarra, Australia refinery. In the Aluminum segment, production increased 2 percent sequentially to 649,000 metric tons primarily due to capacity restarts completed in the second quarter 2026 and the completion of the Alumar smelter restart in the third quarter 2026.
•
Shipments: In the Alumina segment, third-party shipments of alumina increased 2 percent sequentially primarily due to higher production. In Aluminum, total shipments decreased 5 percent sequentially following elevated second quarter 2026 shipment volumes associated with first quarter inventory repositioning.
•
Revenue: The Company generated third-party revenue of $3.7 billion, a 7 percent sequential decrease. Alumina segment third-party revenue increased 7 percent, supported by higher average realized alumina prices and shipments. Aluminum segment third-party revenue reflected lower shipments and average realized prices, resulting in a 9 percent sequential decrease.
•
Net income attributable to Alcoa Corporation was $483 million, or $1.81 per share. Sequentially, the results reflect favorable mark-to-market changes on the Saudi Arabian Mining Company (Ma’aden) shares and energy contracts, improved production costs, and higher alumina prices, partially offset by lower aluminum prices and shipments.
•
Adjusted net income attributable to Alcoa Corporation was $485 million, or $1.82 per share, excluding the impact from net special items of $2 million. Notable special items include mark-to-market gains on energy contracts of $32 million, a mark-to-market gain on the Ma’aden shares of $28 million, demolition and remediation costs at closed locations of $25 million, and external costs related to the AliGroup acquisition of $14 million.
•
Adjusted EBITDA excluding special items was $789 million, as improved production costs in both the Aluminum and Alumina segments and higher alumina prices were more than offset by lower aluminum prices and shipments, resulting in a sequential decrease of $112 million.
•
Cash: Cash provided from operations was $643 million. Cash provided from financing activities was $2.6 billion, reflecting financing obtained for the AliGroup acquisition. Cash used for investing activities was $183 million, including capital expenditures of $171 million. Free cash flow was $472 million. Alcoa ended the quarter with a cash balance of $4.4 billion.
•
Working capital: For the third quarter, Receivables from customers of $1.3 billion, Inventories of $2.6 billion and Accounts payable, trade of $1.9 billion comprised DWC working capital. Alcoa reported 50 days working capital, reflecting a sequential increase of 4 days primarily on an increase in inventory days due to higher aluminum volumes. Days working capital was consistent with the third quarter 2025.

Key Actions

•
AliGroup acquisition:
o
During the third quarter 2026, Alcoa continued to advance the AliGroup acquisition, progressing regulatory approvals as well as transition and integration planning. On October 15, 2026, South32 shareholders approved the acquisition. The transaction remains on track to close in the first half of 2027.
o
On September 23, 2026, Alcoa completed offerings of $1.5 billion aggregate principal amount of 6.625 percent senior notes due 2034 and $1.1 billion aggregate principal amount of 6.875 percent senior notes due 2036 (the Notes). The Company intends to use the proceeds, together with cash on hand, to fund the cash consideration of approximately $3.1 billion for the AliGroup acquisition as well as related fees and expenses. Upon completion of the debt offerings, the Company terminated the remaining outstanding commitments for bridge financing.
•
Massena East agreement: During the third quarter 2026, Alcoa entered into definitive agreements to sell portions of the Massena East site. The transaction creates the potential for meaningful cash proceeds as approved data center capacity is developed by the buyer. Closing is expected within the next six months. At closing, Alcoa expects to receive approximately $50 million to $65 million, depending on the amount of approved data center capacity. Alcoa may receive an additional approximately $60 million to $250 million for approved capacity expansions and capacity-based installment payments as approved capacity is commissioned during the seven-year period following closing, with most of the proceeds expected to be received during the first five years. Closing is subject to permitting and regulatory approvals, satisfaction of the conditions required to begin construction, and other customary closing conditions.

2026 Outlook

The Company does not provide reconciliations of the forward-looking non-GAAP financial measures Adjusted EBITDA and Adjusted Net Income, including transformation, intersegment eliminations and other corporate Adjusted EBITDA; operational tax expense; and other expense; each excluding special items, to the most directly comparable forward-looking GAAP financial measures because it is impractical to forecast certain special items, such as restructuring charges and mark-to-market contracts, without unreasonable efforts due to the variability and complexity associated with predicting the occurrence and financial impact of such special items. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Alcoa reaffirms its 2026 Alumina segment production and shipment projection of 9.5 to 9.6 million metric tons and 11.5 to 11.6 million metric tons, respectively. The difference between production and shipments reflects trading volumes and externally sourced alumina to fulfill customer contracts.

Alcoa reaffirms its 2026 Aluminum segment production and shipment projection of 2.4 to 2.6 million metric tons and 2.6 to 2.8 million metric tons, respectively.

For the fourth quarter 2026, the Company expects to maintain the strong operational performance delivered in the third quarter 2026. Higher production and shipments are expected in both segments, as improved refining system stability is maintained and the smelting portfolio continues to deliver incremental output.

Within the fourth quarter 2026 Alumina Segment Adjusted EBITDA, the Company expects performance to be consistent sequentially.

Within the fourth quarter 2026 Aluminum Segment Adjusted EBITDA, the Company expects higher raw material costs and planned maintenance, intended to support continued operational stability, to result in unfavorable impacts of approximately $30 million sequentially. Alumina costs in the Aluminum segment are expected to be unfavorable by approximately $30 million sequentially.

Other income is expected to increase by approximately $20 million in the fourth quarter 2026 due to higher interest earned on cash held for the AliGroup acquisition.

Alcoa expects Interest expense to approximate $185 million for the year, an increase from the prior projection, as a result of the Notes issuance.

Based on current alumina and aluminum market conditions, Alcoa expects fourth quarter 2026 operational tax expense to approximate $65 million to $75 million, which may vary with market conditions and jurisdictional profitability.

Conference Call

Alcoa will hold its quarterly conference call at 5:00 p.m. Eastern Daylight Time (EDT) / 8:00 a.m. Australian Eastern Daylight Time (AEDT) on Thursday, October 15, 2026 / Friday, October 16, 2026, to present third quarter 2026 financial results and discuss the business, developments, and market conditions.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing on the same website at approximately 4:15 p.m. EDT on October 15, 2026 / 7:15 a.m. AEDT on October 16, 2026. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls, media broadcasts, and webcasts. Alcoa does not incorporate the information contained on, or accessible through, its corporate website or such other websites or platforms referenced herein into this press release.

About Alcoa Corporation

Alcoa is a global industry leader in bauxite, alumina and aluminum products with a Vision to build a legacy of excellence for future generations. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater safety, efficiency, sustainability and stronger communities wherever we operate.

Discover more by visiting www.alcoa.com. Follow us on our social media channels: Facebook, Instagram, X, YouTube and LinkedIn.

Cautionary Statement on Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding Alcoa’s proposed transaction to acquire South32 Limited’s equity interests in certain bauxite, alumina, and aluminum assets (the proposed transaction referred to as the Transaction); the ability of the parties to complete the Transaction on the expected timeline or at all considering the closing conditions; the expected benefits of the Transaction, including the anticipated synergies and earnings per share and free cash flow accretion; the competitive ability and position following completion of the Transaction; forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects (including related to production and shipments); and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances.

Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) the non-satisfaction or non-waiver, on a timely basis or otherwise, of one or more closing conditions to the Transaction; (b) the prohibition or delay of the completion of the Transaction by a governmental entity; (c) the risk that the Transaction may not be completed in the expected time frame or at all; (d) unexpected costs, charges or expenses, including financing commitment fees, resulting from the Transaction; (e) uncertainty of the expected financial performance following completion of the Transaction; (f) uncertainty of any contingent payment required to be made in connection with the Transaction following completion; (g) failure to realize the anticipated benefits of the Transaction; (h) the occurrence of any event that could give rise to termination of the Transaction; (i) potential litigation in connection with the Transaction or other settlements or investigations that may affect the timing or occurrence of the Transaction or result in significant costs of defense, indemnification and liability; (j) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (k) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to the London Metal Exchange (LME) or other commodities; (l) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (m) competitive and complex conditions in global markets; (n) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (o) rising energy costs and interruptions or uncertainty in energy supplies; (p) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (q) economic, political, and social conditions, including the impact of trade policies, tariffs, and adverse industry publicity; (r) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (s) changes in tax laws or exposure to additional tax liabilities; (t) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (u) disruptions in the global economy caused by ongoing regional conflicts and wars; (v) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (w) global competition within and beyond the aluminum industry; (x) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (y) claims, costs, and liabilities related to health, safety and environmental laws, regulations, and other requirements in the jurisdictions in which we operate; (z) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (aa) dilution of the ownership position of Alcoa’s stockholders (including as a result of the Transaction), price volatility, and other impacts on the price of Alcoa common stock by the secondary listing of the Alcoa common stock on the Australian Securities Exchange; (bb) our ability to obtain or maintain adequate insurance coverage; (cc) our ability to execute on our strategy to reduce complexity and optimize our asset portfolio and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (dd) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (ee) significant declines in the market value of our marketable securities; (ff) our ability to fund capital expenditures; (gg) deterioration in our credit profile or increases in interest rates; (hh) impacts on our current and future operations due to our indebtedness and our ability to reduce indebtedness; (ii) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (jj) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (kk) labor market conditions, union disputes and other employee relations issues; and (ll) the other risk factors discussed in Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Alcoa’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and other reports filed by Alcoa with the U.S. Securities and Exchange Commission (SEC).

Certain illustrative pro forma information included in certain investor materials may differ materially from pro forma information included in SEC filings, including the Registration Statement (as defined below). Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. These risks, as well as other risks associated with the Transaction, are also more fully discussed in the Registration Statement referred to below. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

No Offer or Solicitation

This press release is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where to Find It

This press release relates to the Transaction. In connection with the Transaction, Alcoa filed a Registration Statement on Form S-4 on September 1, 2026 (including documents incorporated by reference therein, the Registration Statement), with the SEC. The Registration Statement was declared effective and the related final prospectus was filed on September 8, 2026. This communication is not a substitute for the Registration Statement or any other document that Alcoa may file with the SEC in connection with the Transaction. Before making any investment decision, investors are urged to read the Registration Statement and all relevant documents filed or to be filed with the SEC, as well as any amendments or supplements to those documents, when they become available, because they contain important information about Alcoa and the Transaction.

Investors are able to obtain a free copy of the Registration Statement, as well as other filings containing information about Alcoa, free of charge, at the SEC’s website (www.sec.gov). Copies of the Registration Statement and other documents filed by Alcoa with the SEC may be obtained, without charge, by contacting Alcoa.

Non-GAAP Financial Measures

This press release contains reference to certain financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). Alcoa believes that the presentation of these non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa and insight on the ability of Alcoa to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Certain definitions, reconciliations to the most directly comparable GAAP financial measures and additional details regarding management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Quarter Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Sales	$3,704	$3,966	$2,995

Cost of goods sold (exclusive of expenses below)	2,822	2,967	2,695
Selling, general administrative, and other expenses	97	101	78
Research and development expenses	8	11	11
Provision for depreciation, depletion, and amortization	176	173	160
Restructuring and other charges, net	18	(4)	885
Interest expense	42	36	33
Other (income) expenses, net	(32)	200	(1,034)
Total costs and expenses	3,131	3,484	2,828

Income before income taxes	573	482	167
Provision for (benefit from) income taxes	91	73	(51)

Net income	482	409	218

Less: Net (loss) income attributable to noncontrolling interest	(1)	2	(14)

NET INCOME ATTRIBUTABLE TO ALCOA CORPORATION	$483	$407	$232

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net income	$1.83	$1.54	$0.88
Average number of common shares	263,914,317	263,888,206	258,915,524

Diluted:
Net income	$1.81	$1.53	$0.88
Average number of common shares	265,972,634	265,957,129	260,889,062

(1)
For the quarter ended September 30, 2025, undistributed earnings of $3 were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Sales	$10,863	$9,382

Cost of goods sold (exclusive of expenses below)	8,301	7,785
Selling, general administrative, and other expenses	281	231
Research and development expenses	29	35
Provision for depreciation, depletion, and amortization	511	461
Restructuring and other charges, net	32	904
Interest expense	113	142
Other expenses (income), net	42	(1,172)
Total costs and expenses	9,309	8,386

Income before income taxes	1,554	996
Provision for income taxes	246	79

Net income	1,308	917

Less: Net loss attributable to noncontrolling interest	(7)	(27)

NET INCOME ATTRIBUTABLE TO ALCOA CORPORATION	$1,315	$944

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net income	$4.98	$3.59
Average number of common shares	263,818,483	258,855,144

Diluted:
Net income	$4.95	$3.57
Average number of common shares	265,835,371	260,474,658

(1)
For the nine months ended September 30, 2025, dividends paid on preferred stock were $1 and undistributed earnings of $13 were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Consolidated Balance Sheet (unaudited)

(in millions)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$4,408	$1,597
Receivables from customers	1,349	1,064
Other receivables	174	204
Inventories	2,570	2,177
Fair value of derivative instruments	273	49
Prepaid expenses and other current assets(1)	395	378
Total current assets	9,169	5,469
Properties, plants, and equipment	21,428	20,537
Less: accumulated depreciation, depletion, and amortization	14,431	13,837
Properties, plants, and equipment, net	6,997	6,700
Investments	535	477
Noncurrent marketable securities	1,389	1,397
Deferred income taxes	676	687
Fair value of derivative instruments	86	34
Other noncurrent assets(2)	1,510	1,365
Total assets	$20,362	$16,129
LIABILITIES
Current liabilities:
Accounts payable, trade	$1,904	$1,938
Accrued compensation and retirement costs	377	383
Taxes, including income taxes	379	294
Fair value of derivative instruments	514	467
Other current liabilities	799	718
Long-term debt due within one year	1	1
Total current liabilities	3,974	3,801
Long-term debt, less amount due within one year	4,821	2,438
Accrued pension benefits	234	257
Accrued other postretirement benefits	404	427
Asset retirement obligations	1,060	1,120
Environmental remediation	209	206
Fair value of derivative instruments	781	1,134
Noncurrent income taxes	61	65
Other noncurrent liabilities and deferred credits	573	487
Total liabilities	12,117	9,935
MEZZANINE EQUITY
Noncontrolling interest	—	76
EQUITY
Common stock	3	3
Additional capital	11,673	11,575
Retained earnings (deficit)	964	(271)
Accumulated other comprehensive loss	(4,395)	(5,189)
Total equity	8,245	6,118
Total liabilities, mezzanine equity, and equity	$20,362	$16,129

(1)
This line item includes $60 and $25 of current restricted cash at September 30, 2026 and December 31, 2025, respectively.
(2)
This line item includes $70 and $70 of noncurrent restricted cash at September 30, 2026 and December 31, 2025, respectively.

Alcoa Corporation and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in millions)

	Nine Months Ended September 30,
	2026	2025
CASH FROM OPERATIONS
Net income	$1,308	$917
Adjustments to reconcile net income to cash from operations:
Depreciation, depletion, and amortization	511	461
Deferred income taxes	(16)	(205)
Equity loss, net of dividends	17	1
Restructuring and other charges, net	32	904
Net loss (gain) from investing activities – asset and investment sales	11	(785)
Mark-to-market loss (gain) on noncurrent marketable securities	7	(267)
Net periodic pension benefit cost	19	14
Stock-based compensation	43	33
Loss (gain) on mark-to-market derivative financial contracts	42	(48)
Other	47	65
Changes in assets and liabilities, excluding effects of divestitures and foreign currency translation adjustments:
(Increase) decrease in receivables	(223)	101
Increase in inventories	(349)	(61)
Decrease in prepaid expenses and other current assets	49	127
Decrease in accounts payable, trade	(61)	(260)
Decrease in accrued expenses	(32)	(237)
Increase in taxes, including income taxes	86	86
Pension contributions	(9)	(16)
Increase in noncurrent assets	(196)	(91)
Decrease in noncurrent liabilities	(214)	(91)
CASH PROVIDED FROM OPERATIONS	1,072	648

FINANCING ACTIVITIES
Additions to debt	2,704	1,040
Payments on debt	(332)	(1,069)
Dividends paid on Alcoa preferred stock	—	(1)
Dividends paid on Alcoa common stock	(80)	(78)
Payments related to tax withholding on stock-based compensation awards	(12)	(5)
Financial contributions for the divestiture of businesses	—	(6)
Contributions from noncontrolling interest	—	27
Acquisition of noncontrolling interest	(28)	—
Other	39	(3)
CASH PROVIDED FROM (USED FOR) FINANCING ACTIVITIES	2,291	(95)

INVESTING ACTIVITIES
Capital expenditures	(476)	(375)
Proceeds from the sale of assets	8	3
Additions to investments	(71)	(42)
Sale of investments	2	161
Other	22	2
CASH USED FOR INVESTING ACTIVITIES	(515)	(251)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(2)	38
Net change in cash and cash equivalents and restricted cash	2,846	340
Cash and cash equivalents and restricted cash at beginning of year	1,692	1,234
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$4,538	$1,574

Alcoa Corporation and subsidiaries

Segment Information (unaudited)

(dollars in millions, except realized prices; dry metric tons in millions (mdmt); metric tons in thousands (kmt))

	1Q25	2Q25	3Q25	4Q25	2025	1Q26	2Q26	3Q26
Alumina:
Bauxite production (mdmt)	9.5	9.3	9.3	9.4	37.5	9.1	8.3	9.3
Third-party bauxite shipments (mdmt)	3.0	2.9	1.7	2.4	10.0	2.1	1.5	1.5
Alumina production (kmt)	2,355	2,351	2,453	2,481	9,640	2,355	2,218	2,467
Third-party alumina shipments (kmt)	2,105	2,195	2,205	2,324	8,829	1,611	1,618	1,652
Intersegment alumina shipments (kmt)	1,093	1,089	1,112	1,177	4,471	1,186	1,142	1,314
Produced alumina shipments (kmt)	2,316	2,384	2,448	2,514	9,662	2,206	2,288	2,399
Average realized third-party price per metric ton of alumina	$575	$378	$377	$341	$415	$324	$334	$353
Adjusted operating cost per metric ton of produced alumina shipped	$312	$323	$318	$314	$317	$334	$368	$354

Third-party bauxite sales	$243	$208	$113	$173	$737	$124	$85	$85
Third-party alumina sales	1,220	843	841	806	3,710	533	552	595
Intersegment alumina sales	712	467	474	457	2,110	445	453	542
Adjusted operating costs(1)	723	770	779	789	3,061	737	843	850
Other segment items(2)	788	609	582	635	2,614	405	343	373
Segment Adjusted EBITDA(3)	$664	$139	$67	$12	$882	$(40)	$(96)	$(1)

Depreciation and amortization	$76	$80	$88	$86	$330	$86	$96	$99
Equity income (loss)	$15	$(9)	$—	$—	$6	$—	$—	$—

Aluminum:
Aluminum production (kmt)	564	572	579	604	2,319	607	636	649
Total aluminum shipments (kmt)	609	634	612	667	2,522	613	726	693
Produced aluminum shipments (kmt)	567	581	576	625	2,349	580	680	636
Average realized third-party price per metric ton of aluminum	$3,213	$3,143	$3,374	$3,749	$3,376	$4,209	$4,752	$4,527
Adjusted operating cost per metric ton of produced aluminum shipped	$2,775	$2,718	$2,441	$2,478	$2,600	$2,468	$2,481	$2,584

Third-party sales	$1,901	$1,956	$2,040	$2,462	$8,359	$2,536	$3,330	$3,021
Intersegment sales	4	5	5	6	20	5	5	5
Adjusted operating costs(1)	1,574	1,578	1,406	1,549	6,107	1,430	1,688	1,645
Other segment items(2)	197	286	332	399	1,214	417	574	519
Segment Adjusted EBITDA(3)	$134	$97	$307	$520	$1,058	$694	$1,073	$862

Depreciation and amortization	$67	$66	$67	$70	$270	$71	$71	$71
Equity (loss) income	$(6)	$3	$—	$—	$(3)	$—	$—	$—

Reconciliation of Total Segment Adjusted EBITDA to Consolidated net income attributable to Alcoa Corporation:
Total Segment Adjusted EBITDA(3)	$798	$236	$374	$532	$1,940	$654	$977	$861
Unallocated amounts:
Transformation(4)	(12)	(21)	(20)	(27)	(80)	(27)	(23)	(32)
Intersegment eliminations	103	135	(39)	53	252	7	2	(2)
Corporate expenses(5)	(37)	(45)	(42)	(26)	(150)	(39)	(60)	(53)
Provision for depreciation, depletion, and amortization	(148)	(153)	(160)	(162)	(623)	(162)	(173)	(176)
Impairment of goodwill	—	—	—	(144)	(144)	—	—	—
Restructuring and other charges, net	(5)	(14)	(885)	(14)	(918)	(18)	4	(18)
Interest expense	(53)	(56)	(33)	(16)	(158)	(35)	(36)	(42)
Other income (expenses), net	26	112	1,034	(115)	1,057	126	(200)	32
Other(6)	(4)	(33)	(62)	(13)	(112)	(7)	(9)	3
Consolidated income before income taxes	668	161	167	68	1,064	499	482	573
(Provision for) benefit from income taxes	(120)	(10)	51	134	55	(82)	(73)	(91)
Net loss (income) attributable to noncontrolling interest	—	13	14	11	38	8	(2)	1
Consolidated net income attributable to Alcoa Corporation	$548	$164	$232	$213	$1,157	$425	$407	$483

The difference between segment totals and consolidated amounts is in Corporate.

(1)
Adjusted operating costs include all production related costs for alumina or aluminum produced and shipped: raw materials consumed; conversion costs, such as labor, materials, and utilities; and plant administrative expenses.
(2)
Other segment items include costs associated with trading activity, the Alumina segment’s purchase of bauxite from offtake or other supply agreements, the Alumina segment’s commercial shipping services, and the Aluminum segment’s energy assets; other direct and non-production related charges, including tariff costs; Selling, general administrative, and other expenses; and Research and development expenses.
(3)
Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.
(4)
Transformation includes, among other items, the Adjusted EBITDA of previously closed operations.
(5)
Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center.
(6)
Other includes certain items that are not included in the Adjusted EBITDA of the reportable segments.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited)

(in millions, except per-share amounts)

Adjusted Income	Quarter ended
	September 30, 2026	June 30, 2026	September 30, 2025
Net income attributable to Alcoa Corporation	$483	$407	$232

Special items:
Restructuring and other charges, net	18	(4)	885
Other special items(1)	(22)	196	(975)
Discrete and other tax items impacts(2)	—	3	(5)
Tax impact on special items(3)	6	(40)	(141)
Noncontrolling interest impact(3)	—	—	(2)
Subtotal	2	155	(238)

Net income (loss) attributable to Alcoa Corporation – as adjusted	$485	$562	$(6)

Diluted EPS(4):
Net income attributable to Alcoa Corporation common shareholders	$1.81	$1.53	$0.88

Net income (loss) attributable to Alcoa Corporation common shareholders – as adjusted	$1.82	$2.12	$(0.02)

Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted are non-GAAP financial measures. Management believes these measures are meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, various tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes it is appropriate to consider Net income attributable to Alcoa Corporation and Diluted EPS determined under GAAP as well as Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted.

(1) Other special items include the following:

•
for the quarter ended September 30, 2026, a net favorable change in mark-to-market energy derivative instruments ($32); a favorable mark-to-market change on the shares of Ma'aden ($28); external costs related to portfolio actions ($18), primarily related to the AliGroup acquisition; an unfavorable change in foreign exchange derivative instruments ($7); net loss on asset sales ($7); and, a charge for bridge financing structuring fees ($6);
•
for the quarter ended June 30, 2026, an unfavorable mark-to-market change on the shares of Ma'aden ($123); a net unfavorable change in mark to-market energy ($45) and foreign exchange ($14) derivative instruments; external costs related to portfolio actions ($12), primarily related to the AliGroup acquisition; and, net charges for other special items ($2); and,
•
for the quarter ended September 30, 2025, a gain on the sale of interest in the Ma'aden joint venture ($786), a favorable mark-to-market change on the shares of Ma'aden ($267), costs related to the closure of the Kwinana, Australia refinery ($39), a net unfavorable change in mark-to-market energy ($22) and foreign exchange ($12) derivative instruments, costs related to the restart process at the San Ciprián, Spain smelter ($4), external costs related to portfolio actions ($2), and a net benefit for other special items ($1).

(2) Discrete and other tax items are generally unusual or infrequently occurring items, changes in law, items associated with uncertain tax positions, or the effect of measurement-period adjustments and include the following:

•
for the quarter ended June 30, 2026, a net charge for discrete tax items ($3); and,
•
for the quarter ended September 30, 2025, a net benefit for discrete tax items ($5).

(3) The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

(4) In any period with a Net loss attributable to Alcoa Corporation (GAAP or as adjusted), the average number of common shares applicable to diluted earnings per share exclude certain share equivalents as their effect is anti-dilutive.

For the quarter ended September 30, 2025, undistributed earnings of $3 were allocated to preferred stock under the two-class method.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted EBITDA	Quarter ended
	September 30, 2026	June 30, 2026	September 30, 2025

Net income attributable to Alcoa Corporation	$483	$407	$232

Add:
Net (loss) income attributable to noncontrolling interest	(1)	2	(14)
Provision for (benefit from) income taxes	91	73	(51)
Other (income) expenses, net	(32)	200	(1,034)
Interest expense	42	36	33
Restructuring and other charges, net	18	(4)	885
Provision for depreciation, depletion, and amortization	176	173	160

Adjusted EBITDA	777	887	211

Special items(1)	12	14	59

Adjusted EBITDA, excluding special items	$789	$901	$270

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1) Special items include the following (see reconciliation of Adjusted Income above for additional information):

•
for the quarter ended September 30, 2026, external costs related to portfolio actions ($18), primarily related to the AliGroup acquisition, and charges for other special items ($1). Additionally, the mark-to-market contracts associated with the Portland, Australia smelter generated losses ($10) in Other (income) expenses, net which economically increase the cost of power recorded in Cost of goods sold and the mark-to-market foreign exchange contracts associated with the San Ciprián refinery and smelter generated gains ($3) in Other (income) expenses, net which economically offset a portion of foreign currency impacts recorded in Cost of goods sold. These non-GAAP reclasses present the total cost of power and net foreign currency impacts within Cost of goods sold.
•
for the quarter ended June 30, 2026, external costs related to portfolio actions ($12), primarily related to the AliGroup acquisition, total cost of power and net foreign currency impacts associated with the Portland smelter ($5) and San Ciprián refinery and smelter ($5), respectively, and charges for other special items ($2); and,
•
for the quarter ended September 30, 2025, costs related to the closure of the Kwinana refinery ($39), net cost of power and foreign currency impacts associated with the Portland smelter ($7) and San Ciprián refinery and smelter ($5), respectively, costs related to the restart process at the San Ciprián smelter ($4), external costs related to portfolio actions ($2), and charges for other special items ($2).

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Free Cash Flow	Quarter ended
	September 30, 2026	June 30, 2026	September 30, 2025
Cash provided from operations	$643	$608	$85

Capital expenditures	(171)	(186)	(151)

Free cash flow	$472	$422	$(66)

Free cash flow is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are necessary to maintain and expand Alcoa Corporation’s asset base and are expected to generate future cash flows from operations. It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Net Debt and Adjusted Net Debt

	September 30, 2026	December 31, 2025
Short-term borrowings	$—	$9
Long-term debt due within one year	1	1
Long-term debt, less amount due within one year	4,821	2,438
Total debt	4,822	2,448

Less: Cash and cash equivalents	4,408	1,597

Net debt	414	851

Plus: Net pension / OPEB liability	555	613

Adjusted net debt	$969	$1,464

Net debt is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt.

Adjusted net debt is also a non-GAAP financial measure. Management believes this measure is meaningful to investors because management also assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt and net pension/OPEB liability.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

DWC Working Capital and Days Working Capital

	Quarter ended
	September 30, 2026	June 30, 2026	September 30, 2025
Receivables from customers	$1,349	$1,538	$1,045

Add: Inventories	2,570	2,340	2,191

Less: Accounts payable, trade	(1,904)	(1,860)	(1,618)

DWC working capital	$2,015	$2,018	$1,618

Sales	$3,704	$3,966	$2,995

Number of days in the quarter	92	91	92

Days working capital(1)	50	46	50

DWC working capital and Days working capital are non-GAAP financial measures. Management believes these measures are meaningful to investors because management uses its working capital position to assess Alcoa Corporation’s efficiency in liquidity management.

(1)
Days working capital is calculated as DWC working capital divided by the quotient of Sales and number of days in the quarter.

Contacts

Investor Contact:	Jason Duty	+1 724 316 4366	Jason.M.Duty@alcoa.com
Media Contact:	Sarah Ayer	+1 412 965 7622	Sarah.Ayer@alcoa.com